Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-1 of our report dated March 23, 2009, relating to the consolidated financial statements of PolyMedix, Inc. appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP Philadelphia, Pennsylvania
July 23, 2009